Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-99214, 333-32039, 333-83193, 333-85320, 333-109186, 333-63076 and 333-112139 pertaining to the 1995 Stock Option Plan, Employee Stock Purchase Plan and International Employee Stock Purchase Plan (each as Amended and Restated January 2, 2002) and 1995 Non-Employee Directors Stock Option Plan (as Amended and Restated January 2, 2004), and (Form S-8 No. 333-63076) pertaining to the Special Stock Option Plan (as amended and restated February 23, 2000)) of SanDisk Corporation of our report dated March 15, 2005, with respect to the consolidated financial statements of SanDisk Corporation and SanDisk Corporation’s management’s assessment of the effectiveness of internal control over financial reporting of SanDisk Corporation included in this Annual Report (Form 10-K) for the year ended January 2, 2005.

/s/ Ernst & Young LLP

San Jose, California
March 15, 2005